Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the annual report of Devon Energy Corporation (“Devon”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Danny J. Heatly, Vice President – Accounting and Chief Accounting Officer (acting Chief Financial Officer) of Devon, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Devon.

/s/ Danny J. Heatly
Danny J. Heatly
Vice President – Accounting and Chief Accounting Officer (acting Chief Financial Officer)

Date: February 27, 2007